As filed with the U.S. Securities and Exchange Commission on February 27, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMPERVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0460133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3400 Bridge Parkway, Suite 200

Redwood Shores, CA 94065

(Address of Principal Executive Offices)

IMPERVA, INC. 2011 STOCK OPTION AND INCENTIVE PLAN

IMPERVA, INC. 2011 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Shlomo Kramer

President and Chief Executive Officer

Imperva, Inc.

3400 Bridge Parkway, Suite 200

Redwood Shores, CA 94065

(Name and address of agent for service)

(650) 345-9000

(Telephone number, including area code, of agent for service)

Copies to:

Trâm Phi, Esq. Senior Vice President and General Counsel Imperva, Inc. 3400 Bridge Parkway, Suite 200 Redwood Shores, CA 94065 Telephone: (650) 345-9000	David A. Bell, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94041 Telephone: (650) 988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value per share	1,008,260(2)	$61.6650(3)	$62,174,348(3)	$8,008.06
Common stock, $0.0001 par value per share	252,065(4)	$52.4153(5)	$13,212,049(5)	$1,701.71
Total	1,260,325			$9,709.77

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of the Registrant’s Common Stock that become issuable under the 2011 Stock Option and Incentive Plan (the “2011 SOIP”) and the 2011 Employee Stock Purchase Plan (the “2011 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents additional shares reserved for issuance upon the exercise of outstanding awards under the 2011 SOIP. Shares available for issuance under the 2011 SOIP were previously registered on Registration Statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on November 9, 2011 (Registration No. 333-177845), February 16, 2012 (Registration No. 333-179552) and February 21, 2013 (Registration No. 333-186779).
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices reported on The New York Stock Exchange on February 24, 2014.
(4)	Represents additional shares automatically reserved for issuance upon the exercise of outstanding awards under the 2011 ESPP. Shares available for issuance under the 2011 ESPP were previously registered on Registration Statements on Form S-8 filed with the SEC on November 9, 2011 (Registration No. 333-177845), February 16, 2012 (Registration No. 333-179552) and February 21, 2013 (Registration No. 333-186779).
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices reported on The New York Stock Exchange on February 24, 2014. This amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2011 ESPP.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards are granted, exercised or distributed under the 2011 SOIP or 2011 ESPP, as applicable.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,008,260 shares under the Registrant’s 2011 Stock Option and Incentive Plan and 252,065 shares under its 2011 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on November 9, 2011 (Registration No. 333-177845), February 16, 2012 (Registration No. 333-179552) and February 21, 2013 (Registration No. 333-186779).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, this 27th day of February, 2014.

IMPERVA, INC.

By:	/s/ Shlomo Kramer
Shlomo Kramer
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned officers and directors of Imperva, Inc., hereby severally constitute and appoint Shlomo Kramer and Terrence J. Schmid, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Shlomo Kramer	President and Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2014
Shlomo Kramer

/s/ Terrence J. Schmid	Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2014
Terrence J. Schmid

/s/ Charles Giancarlo	Director	February 27, 2014
Charles Giancarlo

/s/ Theresia Gouw	Director	February 27, 2014
Theresia Gouw

/s/ Steven Krausz	Director	February 27, 2014
Steven Krausz

/s/ Albert A. Pimentel	Director	February 27, 2014
Albert A. Pimentel

/s/ Frank Slootman	Director	February 27, 2014
Frank Slootman

/s/ David N. Strohm	Director	February 27, 2014
David N. Strohm

/s/ James Tolonen	Director	February 27, 2014
James Tolonen

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Restated Certificate of Incorporation of the Registrant.[1]

4.2	Form of Amended and Restated Bylaws of the Registrant. [2]

4.3	Specimen certificate evidencing shares of common stock. [3]

5.1*	Opinion of Fenwick & West LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Fenwick & West LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this Registration Statement).

99.1	2011 Stock Option and Incentive Plan and subplan and form agreements thereunder. [4]

99.2	2011 Employee Stock Purchase Plan. [5]

*	Filed herewith.
[1]	Filed as Exhibit 3.3 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1, filed on October 28, 2011 and incorporated herein by reference.
[2]	Filed as Exhibit 3.1 to the Registrant’s Form 8-K, filed on February 11, 2014 and incorporated herein by reference.
[3]	Filed as Exhibit 4.1 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1, filed on October 28, 2011 and incorporated herein by reference.
[4]	Filed as Exhibit 10.3 to the Registrant’s Form 10-K, filed on February 27, 2014 and incorporated herein by reference.
[5]	Filed as Exhibit 10.19 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1, filed on October 28, 2011 and incorporated herein by reference.